Deloitte
德勤

德勤・關黃陳方會計師行
香港金鐘道88號
太古廣場一座35樓

電話：+852 2852 1600
傳真：+852 2541 1911
電子郵件：mail@deloitte.com.hk
www.deloitte.com/cn

Deloitte Touche Tohmatsu
35/F One Pacific Place
88 Queensway
Hong Kong

Tel: +852 2852 1600
Fax: +852 2541 1911
Email: mail@deloitte.com.hk
www.deloitte.com/cn

June 29, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the information required by Item 16F of Form 20-F dated June 29, 2010 of Highway Holdings Limited, and have the following comments:

1. We agree with the statements made in the paragraphs 2 and 3 in the section "Change in Registrant's Certifying Accountant" on page 60.

2. We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours sincerely,

Deloitte Touche Tohmatsu
Hong Kong